Exhibit 99.1

E*TRADE Financial Corporation Announces Second Quarter 2013 Results

Company to exit market making business

NEW YORK--(BUSINESS WIRE)--July 24, 2013--E*TRADE Financial Corporation (NASDAQ: ETFC):

Second Quarter Results

  Net loss of $54 million, or $0.19 loss per share on total net revenue of $440 million
  Total operating expenses of $414 million, including goodwill impairment of $142 million and restructuring charges of $10 million
  Excluding impact of the decision to exit the market making business, net income of $60 million(1), or $0.21 per share(1)
  Provision for loan losses of $46 million
  Daily Average Revenue Trades (DARTs) of 150,000
  Net new brokerage accounts of 30,000
  Net new brokerage assets of $1.7 billion; end of period customer assets of $220 billion

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its second quarter ended June 30, 2013, reporting a net loss of $54 million, or $0.19 loss per share, including $142 million of goodwill impairment, and $10 million of restructuring charges. Excluding the goodwill impairment, the Company recorded net income of $60 million(1), or $0.21 earnings per share(1). This compares with net income of $35 million, or $0.12 per share in the prior quarter, and net income of $40 million, or $0.14 per share in the second quarter of 2012. Total net revenue of $440 million for the second quarter of 2013, compared favorably with $420 million in the prior quarter, and was down from $452 million in the second quarter of 2012.

During the second quarter, the Company decided to exit its market making business. As a result, the Company classified the market making unit as held-for-sale during the quarter and impaired the entire amount of the associated goodwill, resulting in a $142 million impairment charge, before tax. This goodwill impairment is a non-cash charge and has no impact on the Company’s tangible equity or regulatory capital position. The non-deductible nature of this charge and the impact of other state deferred tax items due to the decision to exit the market making business resulted in a consolidated effective tax rate of -14 percent for the quarter. Excluding this impact, the Company’s effective tax rate was 37 percent.

“The second quarter was reflective of how well-geared the E*TRADE model is for improvements in the operating environment, as our normalized income demonstrated marked growth from prior periods. Our customers remained engaged, and we continued to grow assets and accounts, while delivering record account retention,” said Paul Idzik, Chief Executive Officer. “I am pleased with the team’s solid performance, as we sharpened our focus on delivering an exceptional customer experience, while identifying opportunities for efficiency. Additionally, our decision to exit the market making business underscores Management’s intensifying focus on our core customer franchise and the desire to concentrate our efforts on areas that directly support the core of the Company. As we go forward, I am exceedingly confident in our prospects for our customers, our business, and our shareholders.”

E*TRADE reported DARTs of 150,000 during the quarter, an increase of one percent from the prior quarter and an increase of eight percent versus the same quarter a year ago.

At quarter end, the Company reported 4.6 million customer accounts, which included 3.0 million brokerage accounts. Net new brokerage accounts were 30,000 during the quarter compared with 30,000 in the prior quarter and 46,000 in the second quarter of 2012. Brokerage account attrition for the quarter matched a record low for the Company at 8.4 percent annualized.

The Company ended the quarter with $220 billion in total customer assets, compared with $219 billion at the end of the first quarter and $193 billion from the year-ago period.

During the quarter, customers added $1.7 billion in net new brokerage assets. Brokerage related cash increased by $0.9 billion to $35.6 billion during the period, while customers were net buyers of approximately $0.3 billion of securities. Margin receivables averaged $5.7 billion in the quarter, flat sequentially and up two percent year over year, ending the quarter at $6.0 billion.

Net operating interest income for the second quarter was $243 million, up from $241 million in the prior quarter and down from $279 million a year ago. Second quarter results reflected a net interest spread of 2.35 percent on average interest-earning assets of $40.2 billion, compared with a net interest spread of 2.30 percent on average interest-earning assets of $40.9 billion in the prior quarter.

Commissions, fees and service charges, principal transactions, and other revenue in the second quarter were $177 million, compared with $164 million in the prior quarter and $154 million in the second quarter of 2012. Average commission per trade for the quarter was $11.10, compared to $11.30 in the prior quarter, and $10.68 in the second quarter of 2012.

Total net revenue in the quarter also included $20 million of net gains on loans and securities, net of impairment, compared with $15 million in the prior quarter, and $19 million in the second quarter of 2012.

Total operating expenses for the quarter were $414 million, including $142 million of goodwill impairment and $10 million of restructuring charges. Excluding the second quarter’s goodwill impairment, as well as restructuring and severance charges from the second and first quarters, core operating expenses declined $21 million sequentially, from $283 million(2) to $262 million(2). As of the end of the quarter, the Company’s cost reduction program had been substantially completed, reducing annual run-rate expenses by approximately $95 million, net, comprising $110 million in targeted reductions, offset by a larger than anticipated investment in enterprise risk management of $15 million.

Total assets ended the quarter at $45.0 billion, up slightly from the prior quarter, while average assets declined sequentially by $0.7 billion, as the quarter’s deleveraging actions were offset by customer activity. The Company noted that its period end wholesale borrowings were temporarily increased by approximately $0.5 billion, to support increased customer activity during the last week of the quarter. This temporary increase was reversed during the first week of the third quarter.

The Company’s loan portfolio ended the quarter at $9.6 billion, contracting approximately $0.5 billion from the prior quarter. Second quarter provision for loan losses of $46 million was up from $43 million in the prior quarter, which included a $13 million benefit from a settlement with a third party mortgage originator.

Net charge-offs in the quarter were $50 million, a decrease of $18 million from the prior quarter. The allowance for loan losses ended the quarter at $451 million, down $4 million from the previous quarter.

For the Company’s entire loan portfolio, special mention delinquencies decreased 14 percent sequentially, and total at-risk delinquencies decreased 17 percent versus the first quarter. As compared to the year-ago period, special mention delinquencies declined 23 percent and total at-risk delinquencies declined 28 percent.

As of June 30, 2013, the Company reported consolidated Tier 1 leverage and total risk-based ratios(3) of 6.4 percent and 15.8 percent, respectively; increasing from 6.0 percent and 14.8 percent in the prior period. The Company’s consolidated Tier 1 common ratio(4) ended the quarter at 12.2 percent, improving from 11.2 percent in the prior period. E*TRADE Bank ended the quarter with Tier 1 leverage and total risk-based capital ratios(5) of 9.5 percent and 22.9 percent, rising from 9.3 percent and 21.9 percent, respectively, at the end of the prior period.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 800-404-5245 while international participants should dial +1 303-223-4399. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements: The statements contained in this news release that are forward looking, including statements regarding our ability to drive an exceptional customer experience, to grow assets and accounts, and to deliver results for our customers, our business and our shareholders are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, our potential inability to reduce our balance sheet and costs, potential changes in market activity, anticipated changes in the rate of new customer acquisition and in rate of net acquisition of brokerage accounts and assets, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or potentially more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2013 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Operating interest income	$301,830	$354,520	$601,890	$716,781
Operating interest expense	(59,289)	(75,415)	(118,020)	(152,824)
Net operating interest income	242,541	279,105	483,870	563,957
Commissions	106,361	93,313	207,093	200,744
Fees and service charges	40,367	29,063	72,877	61,061
Principal transactions	21,176	21,239	42,922	45,385
Gains on loans and securities, net	21,061	24,685	36,741	59,591
Net impairment	(580)	(5,269)	(1,745)	(8,801)
Other revenues	9,005	10,272	18,038	19,868
Total non-interest income	197,390	173,303	375,926	377,848
Total net revenue	439,931	452,408	859,796	941,805
Provision for loan losses	46,149	67,261	88,799	139,208
Operating expense:
Compensation and benefits	86,021	85,549	181,672	177,827
Advertising and market development	23,284	36,567	59,868	84,155
Clearing and servicing	31,062	32,837	62,706	67,392
FDIC insurance premiums	25,054	27,195	54,345	55,557
Professional services	18,634	19,934	35,936	40,269
Occupancy and equipment	18,153	18,244	35,669	36,098
Communications	18,618	18,358	37,132	37,478
Depreciation and amortization	22,797	23,104	45,845	45,343
Amortization of other intangibles	6,067	6,295	12,134	12,591
Impairment of goodwill	142,423	-	142,423	-
Facility restructuring and other exit activities	9,892	1,589	17,461	1,165
Other operating expenses	11,922	11,783	24,271	29,819
Total operating expense	413,927	281,455	709,462	587,694
Income (loss) before other income (expense) and income tax expense	(20,145)	103,692	61,535	214,903
Other income (expense):
Corporate interest income	11	20	24	34
Corporate interest expense	(28,613)	(45,285)	(57,233)	(90,410)
Equity in income of investments and other	966	2,113	5,260	2,007
Total other income (expense)	(27,636)	(43,152)	(51,949)	(88,369)
Income (loss) before income tax expense	(47,781)	60,540	9,586	126,534
Income tax expense	6,622	21,030	28,865	24,433
Net income (loss)	$(54,403)	$39,510	$(19,279)	$102,101

Basic earnings (loss) per share	$(0.19)	$0.14	$(0.07)	$0.36
Diluted earnings (loss) per share	$(0.19)	$0.14	$(0.07)	$0.35
Shares used in computation of per share data:
Basic	286,903	285,645	286,765	285,561
Diluted	286,903	290,044	286,765	290,184

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012

Revenue:
Operating interest income	$301,830	$300,060	$354,520
Operating interest expense	(59,289)	(58,731)	(75,415)
Net operating interest income	242,541	241,329	279,105
Commissions	106,361	100,732	93,313
Fees and service charges	40,367	32,510	29,063
Principal transactions	21,176	21,746	21,239
Gains on loans and securities, net	21,061	15,680	24,685
Net impairment	(580)	(1,165)	(5,269)
Other revenues	9,005	9,033	10,272
Total non-interest income	197,390	178,536	173,303
Total net revenue	439,931	419,865	452,408
Provision for loan losses	46,149	42,650	67,261
Operating expense:
Compensation and benefits	86,021	95,651	85,549
Advertising and market development	23,284	36,584	36,567
Clearing and servicing	31,062	31,644	32,837
FDIC insurance premiums	25,054	29,291	27,195
Professional services	18,634	17,302	19,934
Occupancy and equipment	18,153	17,516	18,244
Communications	18,618	18,514	18,358
Depreciation and amortization	22,797	23,048	23,104
Amortization of other intangibles	6,067	6,067	6,295
Impairment of goodwill	142,423	-	-
Facility restructuring and other exit activities	9,892	7,569	1,589
Other operating expenses	11,922	12,349	11,783
Total operating expense	413,927	295,535	281,455
Income (loss) before other income (expense) and income tax expense	(20,145)	81,680	103,692
Other income (expense):
Corporate interest income	11	13	20
Corporate interest expense	(28,613)	(28,620)	(45,285)
Equity in income of investments and other	966	4,294	2,113
Total other income (expense)	(27,636)	(24,313)	(43,152)
Income (loss) before income tax expense	(47,781)	57,367	60,540
Income tax expense	6,622	22,243	21,030
Net income (loss)	$(54,403)	$35,124	$39,510

Basic earnings (loss) per share	$(0.19)	$0.12	$0.14
Diluted earnings (loss) per share	$(0.19)	$0.12	$0.14
Shares used in computation of per share data:
Basic	286,903	286,626	285,645
Diluted	286,903	291,696	290,044

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share data)
(Unaudited)

	June 30,	March 31,	December 31,
	2013	2013	2012
ASSETS
Cash and equivalents	$1,045,252	$1,507,722	$2,761,494
Cash required to be segregated under federal or other regulations	855,352	318,817	376,898
Trading securities	-	100,538	101,270
Available-for-sale securities	13,060,921	12,676,378	13,443,020
Held-to-maturity securities	9,900,743	9,856,513	9,539,948
Margin receivables	5,970,042	5,748,626	5,804,041
Loans receivable, net	9,105,916	9,585,286	10,098,723
Investment in FHLB stock	77,150	61,400	67,400
Property and equipment, net	261,939	278,266	288,170
Goodwill	1,791,809	1,934,232	1,934,232
Other intangibles, net	227,327	254,555	260,622
Other assets	2,710,074	2,643,981	2,710,921
Total assets	$45,006,525	$44,966,314	$47,386,739

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$25,548,527	$25,877,748	$28,392,552
Securities sold under agreements to repurchase	4,598,487	4,459,421	4,454,661
Customer payables	5,082,970	5,084,337	4,964,922
FHLB advances and other borrowings	1,627,658	1,265,489	1,260,916
Corporate debt	1,766,827	1,765,905	1,764,982
Other liabilities	1,621,428	1,561,587	1,644,236
Total liabilities	40,245,897	40,014,487	42,482,269

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
June 30, 2013, March 31, 2013 and December 31, 2012, shares issued and outstanding: 286,900,541 at June 30, 2013, 286,776,149 at
March 31, 2013, and 286,114,334 at December 31, 2012	2,869	2,868	2,861
Additional paid-in-capital	7,324,425	7,320,491	7,319,257
Accumulated deficit	(2,126,999)	(2,072,596)	(2,107,720)
Accumulated other comprehensive loss	(439,667)	(298,936)	(309,928)
Total shareholders' equity	4,760,628	4,951,827	4,904,470
Total liabilities and shareholders' equity	$45,006,525	$44,966,314	$47,386,739

Segment Reporting

	Three Months Ended June 30, 2013
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(6)	Total
	(In thousands)
Revenue:
Operating interest income	$138,419	$231,054	$-	$(67,643)	$301,830
Operating interest expense	(5,183)	(121,749)	-	67,643	(59,289)
Net operating interest income	133,236	109,305	-	-	242,541
Commissions	106,361	-	-	-	106,361
Fees and service charges	39,822	545	-	-	40,367
Principal transactions	21,176	-	-	-	21,176
Gains (losses) on loans and securities, net	-	21,062	(1)	-	21,061
Net impairment	-	(580)	-	-	(580)
Other revenues	7,997	1,008	-	-	9,005
Total non-interest income	175,356	22,035	(1)	-	197,390
Total net revenue	308,592	131,340	(1)	-	439,931
Provision for loan losses	-	46,149	-	-	46,149
Operating expense:
Compensation and benefits	59,978	3,442	22,601	-	86,021
Advertising and market development	23,284	-	-	-	23,284
Clearing and servicing	18,555	12,507	-	-	31,062
FDIC insurance premiums	-	25,054	-	-	25,054
Professional services	7,965	526	10,143	-	18,634
Occupancy and equipment	16,035	441	1,677	-	18,153
Communications	17,856	336	426	-	18,618
Depreciation and amortization	18,554	134	4,109	-	22,797
Amortization of other intangibles	6,067	-	-	-	6,067
Impairment of goodwill	142,423	-	-	-	142,423
Facility restructuring and other exit activities	-	-	9,892	-	9,892
Other operating expenses	8,060	(1,026)	4,888	-	11,922
Total operating expense	318,777	41,414	53,736	-	413,927
Segment income (loss) before other income (expense)	(10,185)	43,777	(53,737)	-	(20,145)
Other income (expense):
Corporate interest income	-	-	11	-	11
Corporate interest expense	-	-	(28,613)	-	(28,613)
Equity in income of investments and other	-	-	966	-	966
Total other income (expense)	-	-	(27,636)	-	(27,636)
Segment income (loss)	$(10,185)	$43,777	$(81,373)	$-	$(47,781)

	Three Months Ended March 31, 2013
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(6)	Total
	(In thousands)
Revenue:
Operating interest income	$139,232	$230,102	$-	$(69,274)	$300,060
Operating interest expense	(5,117)	(122,888)	-	69,274	(58,731)
Net operating interest income	134,115	107,214	-	-	241,329
Commissions	100,732	-	-	-	100,732
Fees and service charges	32,056	454	-	-	32,510
Principal transactions	21,746	-	-	-	21,746
Gains on loans and securities, net	-	15,680	-	-	15,680
Net impairment	-	(1,165)	-	-	(1,165)
Other revenues	8,031	1,002	-	-	9,033
Total non-interest income	162,565	15,971	-	-	178,536
Total net revenue	296,680	123,185	-	-	419,865
Provision for loan losses	-	42,650	-	-	42,650
Operating expense:
Compensation and benefits	71,443	3,713	20,495	-	95,651
Advertising and market development	36,584	-	-	-	36,584
Clearing and servicing	19,008	12,636	-	-	31,644
FDIC insurance premiums	-	29,291	-	-	29,291
Professional services	8,378	547	8,377	-	17,302
Occupancy and equipment	15,970	459	1,087	-	17,516
Communications	17,783	356	375	-	18,514
Depreciation and amortization	18,881	161	4,006	-	23,048
Amortization of other intangibles	6,067	-	-	-	6,067
Facility restructuring and other exit activities	-	-	7,569	-	7,569
Other operating expenses	4,126	2,924	5,299	-	12,349
Total operating expense	198,240	50,087	47,208	-	295,535
Segment income (loss) before other income (expense)	98,440	30,448	(47,208)	-	81,680
Other income (expense):
Corporate interest income	-	-	13	-	13
Corporate interest expense	-	-	(28,620)	-	(28,620)
Equity in income of investments and other	-	-	4,294	-	4,294
Total other income (expense)	-	-	(24,313)	-	(24,313)
Segment income (loss)	$98,440	$30,448	$(71,521)	$-	$57,367

	Three Months Ended June 30, 2012
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(6)	Total
	(In thousands)
Revenue:
Operating interest income	$174,368	$284,682	$3	$(104,533)	$354,520
Operating interest expense	(9,165)	(170,783)	-	104,533	(75,415)
Net operating interest income	165,203	113,899	3	-	279,105
Commissions	93,313	-	-	-	93,313
Fees and service charges	28,395	668	-	-	29,063
Principal transactions	21,239	-	-	-	21,239
Gains (losses) on loans and securities, net	(114)	24,799	-	-	24,685
Net impairment	-	(5,269)	-	-	(5,269)
Other revenues	8,887	1,385	-	-	10,272
Total non-interest income	151,720	21,583	-	-	173,303
Total net revenue	316,923	135,482	3	-	452,408
Provision for loan losses	-	67,261	-	-	67,261
Operating expense:
Compensation and benefits	64,973	4,156	16,420	-	85,549
Advertising and market development	36,529	38	-	-	36,567
Clearing and servicing	16,327	16,510	-	-	32,837
FDIC insurance premiums	-	27,195	-	-	27,195
Professional services	10,632	1,307	7,995	-	19,934
Occupancy and equipment	16,502	452	1,290	-	18,244
Communications	17,570	356	432	-	18,358
Depreciation and amortization	18,984	159	3,961	-	23,104
Amortization of other intangibles	6,295	-	-	-	6,295
Facility restructuring and other exit activities	-	-	1,589	-	1,589
Other operating expenses	297	6,435	5,051	-	11,783
Total operating expense	188,109	56,608	36,738	-	281,455
Segment income (loss) before other income (expense)	128,814	11,613	(36,735)	-	103,692
Other income (expense):
Corporate interest income	-	-	20	-	20
Corporate interest expense	-	-	(45,285)	-	(45,285)
Equity in income of investments and other	-	-	2,113	-	2,113
Total other income (expense)	-	-	(43,152)	-	(43,152)
Segment income (loss)	$128,814	$11,613	$(79,887)	$-	$60,540

Key Performance Metrics(7)

Corporate Metrics	Qtr ended 6/30/13	Qtr ended 3/31/13	Qtr ended 6/30/13 vs. 3/31/13	Qtr ended 6/30/12	Qtr ended 6/30/13 vs. 6/30/12

Operating margin %(8)
Consolidated	N.M.	19%	N.M.	23%	N.M.
Trading and Investing	N.M.	33%	N.M.	41%	N.M.
Balance Sheet Management	33%	25%	8%	9%	24%

Employees	2,871	2,858	0%	3,104	(8)%
Consultants and other	78	79	(1)%	110	(29)%
Total headcount	2,949	2,937	0%	3,214	(8)%

Book value per share	16.59	$17.27	(4)%	$17.78	(7)%
Tangible book value per share(9)	10.66	$10.70	0%	$11.08	(4)%

Corporate cash ($MM)	$250.9	$351.6	(29)%	$436.5	(43)%

Enterprise net interest spread (basis points)(10)	235	230	2%	244	(4)%
Enterprise interest-earning assets, average ($MM)	$40,166	$40,896	(2)%	$44,770	(10)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net Income (loss)	$(54.4)	$35.1	N.M.	$39.5	N.M.
Income tax expense	6.6	22.3	N.M.	21.0	N.M.
Depreciation & amortization	28.9	29.1	(1)%	29.4	(2)%
Corporate interest expense	28.6	28.6	0%	45.3	(37)%
EBITDA	9.7	115.1	N.M.	135.2	N.M.
Impairment of goodwill	142.4	-	N.M.	-	N.M.
Adjusted EBITDA	$152.1	$115.1	32%	$135.2	13%

Interest coverage(11)	0.3	4.0	N.M.	3.0	N.M.
Adjusted interest coverage(11)	5.3	4.0	N.M.	3.0	N.M.

Bank earnings before taxes and before credit losses ($MM)(12)	$162.4	$128.9	26%	$153.9	6%

Trading and Investing Metrics

Trading days	64.0	60.0	N.M.	63.0	N.M.

DARTs	149,670	148,538	1%	138,653	8%

Total trades (MM)	9.6	8.9	8%	8.7	10%
Average commission per trade	$11.10	$11.30	(2)%	$10.68	4%

End of period margin receivables ($B)	$6.0	$5.7	5%	$5.8	3%
Average margin receivables ($B)	$5.7	$5.7	0%	$5.6	2%

Gross new brokerage accounts	90,963	91,735	(1)%	104,659	(13)%
Gross new stock plan accounts	56,015	56,836	(1)%	52,173	7%
Gross new banking accounts	2,541	2,723	(7)%	4,328	(41)%
Closed accounts	(110,369)	(108,367)	N.M.	(102,587)	N.M.
Net new accounts	39,150	42,927	N.M.	58,573	N.M.

Net new brokerage accounts	29,506	30,034	N.M.	45,599	N.M.
Net new stock plan accounts	18,040	20,173	N.M.	22,899	N.M.
Net new banking accounts	(8,396)	(7,280)	N.M.	(9,925)	N.M.
Net new accounts	39,150	42,927	N.M.	58,573	N.M.

End of period brokerage accounts	2,962,731	2,933,225	1%	2,874,605	3%
End of period stock plan accounts	1,185,807	1,167,767	2%	1,104,302	7%
End of period banking accounts	413,596	421,992	(2)%	446,148	(7)%
End of period total accounts	4,562,134	4,522,984	1%	4,425,055	3%

Annualized brokerage account attrition rate(13)	8.4%	8.5%	N.M.	8.4%	N.M.

Customer Assets ($B)
Security holdings	$150.8	$149.4	1%	$134.9	12%
Customer payables (cash)	5.1	5.1	0%	5.1	0%
Customer cash balances held by third parties(14)	11.5	10.7	7%	3.6	219%
Unexercised stock plan customer options (vested)	27.2	27.6	(1)%	21.0	30%
Customer assets in brokerage and stock plan accounts	194.6	192.8	1%	164.6	18%
Sweep deposits	19.0	18.9	1%	20.5	(7)%
Savings, transaction and other	6.5	7.0	(7)%	7.4	(12)%
Customer assets in banking accounts	25.5	25.9	(2)%	27.9	(9)%
Total customer assets	$220.1	$218.7	1%	$192.5	14%

Net new brokerage assets ($B)(15)	$1.7	$3.1	N.M.	$2.2	N.M.
Net new banking assets ($B)(15)	(0.4)	(0.2)	N.M.	(0.5)	N.M.
Net new customer assets ($B)(15)	$1.3	$2.9	N.M.	$1.7	N.M.

Brokerage related cash ($B)	$35.6	$34.7	3%	$29.2	22%
Other customer cash and deposits ($B)	6.5	7.0	(7)%	7.4	(12)%
Total customer cash and deposits ($B)	$42.1	$41.7	1%	$36.6	15%

Unexercised stock plan customer options (unvested) ($B)	$52.1	$51.5	1%	$43.5	20%

Customer net (purchase) / sell activity ($B)	$(0.3)	$(1.2)	N.M.	$(3.9)	N.M.

Market Making
Equity shares traded (MM)	103,003	118,895	(13)%	101,415	2%
Average revenue capture per 1,000 equity shares	$0.202	$0.179	13%	$0.206	(2)%
% of Bulletin Board equity shares to total equity shares	94.0%	93.7%	0%	93.6%	0%

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$9,766	$10,397	(6)%	$12,310	(21)%
Ending loans receivable, net	$9,106	$9,585	(5)%	$11,226	(19)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$4,495	$4,657	(3)%	$5,329	(16)%
30-89 days delinquent	187	220	(15)%	227	(18)%
90-179 days delinquent	76	100	(24)%	119	(36)%
Total 30-179 days delinquent	263	320	(18)%	346	(24)%
180+ days delinquent (net of $127M, $131M and $181M in charge-offs for Q213, Q113 and Q212, respectively)	262	262	0%	338	(22)%
Total delinquent loans(16)	525	582	(10)%	684	(23)%
Gross loans receivable(17)	$5,020	$5,239	(4)%	$6,013	(17)%

Home Equity
Current	$3,689	$3,883	(5)%	$4,543	(19)%
30-89 days delinquent	70	76	(8)%	104	(33)%
90-179 days delinquent	42	52	(19)%	71	(41)%
Total 30-179 days delinquent	112	128	(13)%	175	(36)%
180+ days delinquent (net of $22M, $22M and $25M in charge-offs for Q213, Q113 and Q212, respectively)	41	42	(2)%	43	(5)%
Total delinquent loans(16)	153	170	(10)%	218	(30)%
Gross loans receivable(17)	$3,842	$4,053	(5)%	$4,761	(19)%

Consumer and Other
Current	$681	$730	(7)%	$957	(29)%
30-89 days delinquent	12	16	(25)%	18	(33)%
90-179 days delinquent	2	2	0%	3	(33)%
Total 30-179 days delinquent	14	18	(22)%	21	(33)%
180+ days delinquent	-	-	N.M.	-	N.M.
Total delinquent loans	14	18	(22)%	21	(33)%
Gross loans receivable(17)	$695	$748	(7)%	$978	(29)%

Total Loans Receivable
Current	$8,865	$9,270	(4)%	$10,829	(18)%
30-89 days delinquent	269	312	(14)%	349	(23)%
90-179 days delinquent	120	154	(22)%	193	(38)%
Total 30-179 days delinquent	389	466	(17)%	542	(28)%
180+ days delinquent	303	304	0%	381	(20)%
Total delinquent loans(16)	692	770	(10)%	923	(25)%
Total gross loans receivable(17)	$9,557	$10,040	(5)%	$11,752	(19)%

TDR performance detail ($MM)(18)

One- to Four-Family TDRs
Current	$917	$916	0%	$843	9%
30-89 days delinquent	108	116	(7)%	89	21%
90-179 days delinquent	46	60	(23)%	46	0%
Total 30-179 days delinquent	154	176	(13)%	135	14%
180+ days delinquent (net of $76M, $70M and $49M in charge-offs for Q213, Q113 and Q212, respectively)	139	125	11%	79	76%
Total delinquent TDRs	293	301	(3)%	214	37%
TDRs	$1,210	$1,217	(1)%	$1,057	14%

Home Equity TDRs
Current	$216	$228	(5)%	$242	(11)%
30-89 days delinquent	13	17	(24)%	20	(35)%
90-179 days delinquent	9	10	(10)%	11	(18)%
Total 30-179 days delinquent	22	27	(19)%	31	(29)%
180+ days delinquent (net of $14M, $12M and $3M in charge-offs for Q213, Q113 and Q212, respectively)	21	20	5%	5	320%
Total delinquent TDRs	43	47	(9)%	36	19%
TDRs	$259	$275	(6)%	$278	(7)%

Total TDRs
Current	$1,133	$1,144	(1)%	$1,085	4%
30-89 days delinquent	121	133	(9)%	109	11%
90-179 days delinquent	55	70	(21)%	57	(4)%
Total 30-179 days delinquent	176	203	(13)%	166	6%
180+ days delinquent	160	145	10%	84	90%
Total delinquent TDRs	336	348	(3)%	250	34%
TDRs	$1,469	$1,492	(2)%	$1,335	10%

Capital Metrics

E*TRADE Bank
Tier 1 leverage ratio(5)	9.5%	9.3%	0.2%	7.9%	1.6%
Tier 1 risk-based capital ratio(5)	21.6%	20.7%	0.9%	16.7%	4.9%
Total risk-based capital ratio(5)	22.9%	21.9%	1.0%	18.0%	4.9%
Tier 1 common ratio(19)	21.6%	20.7%	0.9%	16.7%	4.9%
E*TRADE Bank excess Tier 1 capital ($MM)(20)	$1,879.0	$1,752.3	7%	$1,303.8	44%
E*TRADE Bank excess Tier 1 risk-based capital ($MM)(20)	$2,868.6	$2,703.1	6%	$2,263.2	27%
E*TRADE Bank excess risk-based capital ($MM)(20)	$2,366.7	$2,199.5	8%	$1,686.2	40%

E*TRADE Financial
Tier 1 leverage ratio(3)	6.4%	6.0%	0.4%	5.7%	0.7%
Tier 1 risk-based capital ratio(3)	14.5%	13.6%	0.9%	12.2%	2.3%
Total risk-based capital ratio(3)	15.8%	14.8%	1.0%	13.4%	2.4%
Tier 1 common ratio(4)	12.2%	11.2%	1.0%	10.2%	2.0%

Activity in Allowance for Loan Losses
	Three Months Ended June 30, 2013
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/13	$161,035	$263,126	$30,871	$455,032
Provision for loan losses	(8,212)	53,290	1,071	46,149
Charge-offs, net	(9,254)	(37,379)	(3,602)	(50,235)
Allowance for loan losses, ending 6/30/13	$143,569	$279,037	$28,340	$450,946

	Three Months Ended March 31, 2013
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/12	$183,937	$257,333	$39,481	$480,751
Provision for loan losses	(16,616)	55,248	4,018	42,650
Charge-offs, net	(6,286)	(49,455)	(12,628)	(68,369)
Allowance for loan losses, ending 3/31/13	$161,035	$263,126	$30,871	$455,032

	Three Months Ended June 30, 2012
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/12	$239,602	$291,015	$48,558	$579,175
Provision for loan losses	247	65,050	1,964	67,261
Charge-offs, net	(23,915)	(89,182)	(7,583)	(120,680)
Allowance for loan losses, ending 6/30/12	$215,934	$266,883	$42,939	$525,756

Specific Valuation Allowance Activity(21)

	As of June 30, 2013
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(22)
	(Dollars in thousands)
One- to four-family	$1,386,364	$(323,727)	$1,062,637	$(76,945)	$985,692	7%	29%
Home equity	359,447	(153,666)	205,781	(65,147)	140,634	32%	61%
Total	$1,745,811	$(477,393)	$1,268,418	$(142,092)	$1,126,326	11%	35%

	As of March 31, 2013
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(22)
	(Dollars in thousands)
One- to four-family	$1,391,076	$(321,150)	$1,069,926	$(81,685)	$988,241	8%	29%
Home equity	370,818	(155,959)	214,859	(66,421)	148,438	31%	60%
Total	$1,761,894	$(477,109)	$1,284,785	$(148,106)	$1,136,679	12%	35%

	As of June 30, 2012
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(22)
	(Dollars in thousands)
One- to four-family	$1,356,888	$(299,307)	$1,057,581	$(94,474)	$963,107	9%	29%
Home equity	435,484	(158,072)	277,412	(98,293)	179,119	35%	59%
Total	$1,792,372	$(457,379)	$1,334,993	$(192,767)	$1,142,226	14%	36%

Average Enterprise Balance Sheet Data

	Three Months Ended
	June 30, 2013
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(23)	$9,810,788	$102,188	4.17%
Available-for-sale securities	12,399,516	66,808	2.16%
Held-to-maturity securities	9,769,854	61,264	2.51%
Margin receivables	5,674,983	53,939	3.81%
Cash and equivalents	1,364,796	718	0.21%
Segregated cash	467,944	118	0.10%
Securities borrowed and other	678,591	13,456	7.95%
Total enterprise interest-earning assets	$40,166,472	298,491	2.97%
Enterprise interest-bearing liabilities:
Deposits	$25,598,389	3,221	0.05%
Customer payables	5,292,674	1,842	0.14%
Securities sold under agreements to repurchase	4,464,506	37,010	3.28%
FHLB advances and other borrowings	1,287,348	17,101	5.26%
Securities loaned and other	856,421	34	0.02%
Total enterprise interest-bearing liabilities	$37,499,338	59,208	0.62%
Enterprise net interest income/spread(10)		$239,283	2.35%

	Three Months Ended
	March 31, 2013
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(23)	$10,398,062	$106,669	4.10%
Available-for-sale securities	12,986,978	64,215	1.98%
Held-to-maturity securities	9,500,372	58,069	2.44%
Margin receivables	5,666,703	54,447	3.90%
Cash and equivalents	1,593,420	835	0.21%
Segregated cash	158,231	42	0.11%
Securities borrowed and other	592,422	12,791	8.76%
Total enterprise interest-earning assets	$40,896,188	297,068	2.91%
Enterprise interest-bearing liabilities:
Deposits	$26,950,074	3,153	0.05%
Customer payables	5,058,999	1,841	0.15%
Securities sold under agreements to repurchase	4,453,599	36,703	3.30%
FHLB advances and other borrowings	1,261,094	16,930	5.37%
Securities loaned and other	748,988	14	0.01%
Total enterprise interest-bearing liabilities	$38,472,754	58,641	0.61%
Enterprise net interest income/spread(10)		$238,427	2.30%

	Three Months Ended
	June 30, 2012
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(23)	$12,324,567	$124,994	4.06%
Available-for-sale securities	16,336,062	98,625	2.41%
Held-to-maturity securities	8,108,507	60,245	2.97%
Margin receivables	5,633,453	55,418	3.96%
Cash and equivalents	1,115,736	527	0.19%
Segregated cash	741,845	105	0.06%
Securities borrowed and other	509,370	12,687	10.02%
Total enterprise interest-earning assets	$44,769,540	352,601	3.15%
Enterprise interest-bearing liabilities:
Deposits	$28,583,333	6,611	0.09%
Customer payables	5,303,434	2,849	0.22%
Securities sold under agreements to repurchase	4,802,784	40,473	3.33%
FHLB advances and other borrowings	2,733,258	25,404	3.68%
Securities loaned and other	702,216	32	0.02%
Total enterprise interest-bearing liabilities	$42,125,025	75,369	0.71%
Enterprise net interest income/spread(10)		$277,232	2.44%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
	(In thousands)
Enterprise net interest income	$239,283	$238,427	$277,232
Taxable equivalent interest adjustment(24)	(254)	(210)	(300)
Earnings on customer cash held by third parties and other(25)	3,512	3,112	2,173
Net operating interest income	$242,541	$241,329	$279,105

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that tangible book value per share, corporate cash, EBITDA, adjusted EBITDA, interest coverage, adjusted interest coverage, Bank earnings before taxes and before credit losses, E*TRADE Bank Tier 1 common ratio and E*TRADE Financial ratios are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (9) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before taxes, depreciation and amortization, corporate interest expense and impairment of goodwill. Management believes that adjusted EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses, including impairment of goodwill, that are not directly related to the performance of the business

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (11) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Adjusted Interest Coverage

Adjusted interest coverage represents adjusted EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses, including impairment of goodwill, that are excluded from adjusted EBITDA, adjusted interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (11) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of wholesale borrowings. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital. See endnote (12) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Ratios

E*TRADE Financial ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, are based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios are defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these ratios are an important measure of E*TRADE Bank’s and the Company’s capital strength. See endnotes (3), (4) and (19) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following table provides reconciliation for the calculation of the impairment of goodwill and income tax impact related to the Company’s decision to exit the market making business on diluted EPS (dollars in thousands, except per share amounts):

	Q2 2013
	Amount	Diluted EPS

Income before impairment of goodwill and income taxes	$94,642	$0.33
Impairment of goodwill	(142,423)	(0.50)
Loss before income taxes	(47,781)	(0.17)
Income taxes related to decision to exit the market making business	28,185	0.10
Income taxes excluding impact of decision to exit the market making business	(34,807)	(0.12)
Total income taxes	(6,622)	(0.02)
Net loss	$(54,403)	$(0.19)

Income before impairment of goodwill and income taxes	$94,642	$0.33
Income taxes excluding impact of decision to exit the market making business	(34,807)	(0.12)
Adjusted net income excluding impact of decision to exit the market making business	$59,835	$0.21

(2) The following table provides reconciliation for the operation expense, excluding one-time items related to impairment of goodwill and restructuring and severance costs (dollars in thousands):

	Q2 2013	Q1 2013
Total operating expense	$413,927	$295,535
Add back:
Impairment of goodwill	142,423	-
Facility restructuring and severance expense	9,892	12,114
Adjusted total operating expense	$261,612	$283,421

(3) The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios at E*TRADE Financial are Q213 estimates based on the Federal Reserve regulatory minimum well-capitalized requirements. E*TRADE Financial is not currently subject to capital requirements; however, the implementation of holding company capital requirements are expected to become effective in 2015 as a result of the Dodd-Frank Act. Management believes these ratios are an important measure of the Company's capital strength and accordingly manages capital against the current capital ratios that apply to bank holding companies in preparation for the application of these requirements. The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios are calculated as follows (dollars in millions):

	Q2 2013	Q1 2013	Q2 2012
E*TRADE Financial shareholders' equity	$4,760.6	$4,951.8	$5,079.6
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(444.7)	(304.4)	(343.2)
Goodwill & other intangible assets, net of deferred tax liabilities	1,703.2	1,883.1	1,914.0
ADD:
Qualifying restricted core capital elements (TRUPs)(a)	433.0	433.0	433.0
Subtotal	3,935.1	3,806.1	3,941.8
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,252.8	1,265.2	1,304.8
E*TRADE Financial Tier 1 capital	2,682.3	2,540.9	2,637.0
ADD:
Allowable allowance for loan losses	234.5	237.6	275.3
E*TRADE Financial total capital	$2,916.8	$2,778.5	$2,912.3

E*TRADE Financial total average assets	$44,917.8	$45,679.4	$49,374.6
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	1,703.2	1,883.1	1,914.0
Subtotal	43,214.6	43,796.3	47,460.6
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,252.8	1,265.2	1,304.8
Average total assets for leverage capital purposes	$41,961.8	$42,531.1	$46,155.8

E*TRADE Financial total risk-weighted assets(b)	$18,502.1	$18,741.8	$21,696.2

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	6.4%	6.0%	5.7%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	14.5%	13.6%	12.2%
E*TRADE Financial total capital / Total risk-weighted assets	15.8%	14.8%	13.4%

(a) The Company is continuing to include TRUPs in E*TRADE Financial’s Tier 1 capital due to the regulatory agencies announcement of a delay in the implementation of the TRUPs phase-out.
(b) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(4) The Tier 1 common ratio at E*TRADE Financial is a Q213 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of the Company's capital strength. The Tier 1 common ratio is calculated as follows (dollars in millions):

	Q2 2013	Q1 2013	Q2 2012
E*TRADE Financial shareholders' equity	$4,760.6	$4,951.8	$5,079.6
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(444.7)	(304.4)	(343.2)
Goodwill & other intangible assets, net of deferred tax liabilities	1,703.2	1,883.1	1,914.0
Subtotal	3,502.1	3,373.1	3,508.8
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,252.8	1,265.2	1,304.8
E*TRADE Financial Tier 1 common	$2,249.3	$2,107.9	$2,204.0

E*TRADE Financial total risk-weighted assets(a)	$18,502.1	$18,741.8	$21,696.2

E*TRADE Financial Tier 1 common / Total risk-weighted assets	12.2%	11.2%	10.2%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(5) The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios at E*TRADE Bank are Q213 estimates and calculated as follows (dollars in millions):

	Q2 2013	Q1 2013	Q2 2012
E*TRADE Bank shareholders' equity	$5,749.5	$5,779.4	$5,629.4
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(444.7)	(304.4)	(351.6)
Goodwill & other intangible assets, net of deferred tax liabilities	1,568.6	1,584.5	1,623.5
Subtotal	4,625.6	4,499.3	4,357.5
DEDUCT:
Disallowed servicing assets and deferred tax assets	654.5	689.6	825.6
E*TRADE Bank Tier 1 capital	3,971.1	3,809.7	3,531.9
ADD:
Allowable allowance for loan losses	233.1	234.1	268.7
E*TRADE Bank total capital	$4,204.2	$4,043.8	$3,800.6

E*TRADE Bank total assets	$43,951.6	$43,514.5	$47,107.0
DEDUCT:
Losses in OCI on AFS debt securities and cash flow asset hedges, net of tax	(112.4)	93.6	94.9
Goodwill & other intangible assets, net of deferred tax liabilities	1,568.6	1,584.5	1,623.5
Subtotal	42,495.4	41,836.4	45,388.6
DEDUCT:
Disallowed servicing assets and deferred tax assets	654.5	689.6	825.6
E*TRADE Bank total assets for leverage capital purposes	$41,840.9	$41,146.8	$44,563.0

E*TRADE Bank total risk-weighted assets(a)	$18,374.7	$18,442.4	$21,144.8

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	9.5%	9.3%	7.9%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	21.6%	20.7%	16.7%
E*TRADE Bank total capital / Total risk-weighted assets	22.9%	21.9%	18.0%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(6) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(7) Amounts and percentages may not calculate due to rounding.

(8) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing income (loss) before other income (expense) and income taxes by total net revenue.

(9) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share (dollars in millions, except per share amounts):

	Q2 2013	Q1 2013	Q2 2012
Book value	$4,760.6	$4,951.8	$5,079.6
Less: Goodwill and other intangibles, net	(2,019.1)	(2,188.8)	(2,207.4)
Less: Deferred tax liability related to goodwill	316.0	305.7	293.4
Tangible book value	$3,057.5	$3,068.7	$3,165.6

	Q2 2013	Q1 2013	Q2 2012
Book value per share	$16.59	$17.27	$17.78
Less: Goodwill and other intangibles, net per share	(7.03)	(7.63)	(7.73)
Less: Deferred tax liability related to goodwill per share	1.10	1.06	1.03
Tangible book value per share	$10.66	$10.70	$11.08

(10) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(11) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. Adjusted interest coverage represents the ratio of the Company’s adjusted EBITDA to its corporate interest expense. The interest coverage ratio based on the Company’s net income (loss) was (1.9), 1.2, and 0.9 for the three months ended June 30, 2013, March 31, 2013, and June 30, 2012, respectively.

(12) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of wholesale borrowings. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from income (loss) before income taxes (dollars in millions):

	Q2 2013	Q1 2013	Q2 2012
Income (loss) before income taxes	$(47.8)	$57.4	$60.5
Add back:
Non-bank loss before income tax benefit(b)	184.5	43.4	45.5
Provision for loan losses	46.1	42.6	67.3
Gains on loans and securities, net	(21.0)	(15.7)	(24.7)
Net impairment	0.6	1.2	5.3
Bank earnings before taxes and before credit losses	$162.4	$128.9	$153.9

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.
(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(13) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(14) Customer cash balances held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions.

(15) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(16) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company as of the periods presented (dollars in millions):

	Q2 2013	Q1 2013	Q2 2012
One- to four-family	$439	$447	$470
Home equity	293	296	277
Total charge-offs	$732	$743	$747

(17) Includes unpaid principal balances and premiums (discounts).

(18) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs. Beginning in Q412, loans that had been charged-off due to bankruptcy notification were also considered TDRs.

(19) The Tier 1 common ratio at E*TRADE Bank is a Q213 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of E*TRADE Bank's capital strength. The E*TRADE Bank Tier 1 common ratio is calculated as follows (dollars in millions):

	Q2 2013	Q1 2013	Q2 2012
E*TRADE Bank shareholders' equity	$5,749.5	$5,779.4	$5,629.4
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(444.7)	(304.4)	(351.6)
Goodwill and other intangible assets, net of deferred tax liabilities	1,568.6	1,584.5	1,623.5
Subtotal	4,625.6	4,499.3	4,357.5
DEDUCT:
Disallowed servicing assets and deferred tax assets	654.5	689.6	825.6
E*TRADE Bank Tier 1 common	$3,971.1	$3,809.7	$3,531.9

E*TRADE Bank total risk-weighted assets(a)	$18,374.7	$18,442.4	$21,144.8

E*TRADE Bank Tier 1 common / Total risk-weighted assets	21.6%	20.7%	16.7%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(20) E*TRADE Bank excess capital amounts are Q213 estimates based on the regulatory minimum well-capitalized threshold. Below is a reconciliation of beginning to ending E*TRADE Bank excess risk-based capital for the quarterly periods presented:

	Q2 2013	Q1 2013	Q2 2012
Beginning E*TRADE Bank excess risk-based capital ($MM)	$2,200	$2,064	$1,514
Bank earnings before taxes and before credit losses	162	129	154
Provision for loan losses	(46)	(43)	(67)
Loan portfolio run-off(a)	40	42	55
Margin decrease (increase)	(22)	6	(52)
Tax impact, including changes in disallowed deferred tax assets	8	(68)	22
Other capital changes(b)	25	70	60
Ending E*TRADE Bank excess risk-based capital ($MM)	$2,367	$2,200	$1,686

(a) The capital release from loan portfolio run-off includes the decrease in risk-based capital required for the one- to four-family, home equity and consumer loan portfolios.
(b) Represents the capital impact related to changes in other risk-weighted assets.

(21) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those which the Company received a notification of bankruptcy (dollars in millions):

	Q2 2013	Q1 2013	Q2 2012
Modified loans	$1,268	$1,285	$1,335
Bankruptcy loans	201	207	-
Total TDRs	$1,469	$1,492	$1,335

(22) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(23) Excludes loans to customers on margin.

(24) Gross-up for tax-exempt securities.

(25) Includes interest earned on average customer assets of $11.2 billion, $9.5 billion, and $3.6 billion for the quarters ended June 30, 2013, March 31, 2013, and June 30, 2012, respectively, held by third parties outside E*TRADE Financial, including money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Financial Media Relations
646-521-4418
mediainq@etrade.com
or
E*TRADE Financial Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com